Exhibit (l)
[LETTERHEAD OF MORRISON & FOERSTER LLP]
January 18, 2011
Medley Capital Corporation
375 Park Avenue, Suite 3304
New York, New York 10152
     Re:     Registration Statement on Form N-2
Ladies and Gentlemen:
     We have acted as counsel to Medley Capital Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (File No. 333-166491) originally filed on May 3, 2010, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance by the Company of up to an aggregate of 11,111,112 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This opinion is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended (the “1940 Act”).
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreement, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including (i) the Registration Statement, (ii) the Company’s notice of intent to file an election pursuant to Section 54(a) under the 1940 Act to be regulated as a business development company, as filed with the Commission on May 3, 2010, as amended (the “Notice of Intent”), (iii) a draft of the Form N-54 in the form it will be filed with the Commission (the “Form N-54”), (iv) the form of underwriting agreement proposed to be entered into by and between the Company and Goldman, Sachs & Co., Citigroup Global Markets Inc. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), (v) a specimen certificate representing the Common Stock, (vi) the form of Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement, (vii) the form of Bylaws of the Company, filed as an exhibit to the Registration Statement, (viii) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware dated January 18, 2011, and (ix) proposed resolutions of the sole incorporator of the Company relating to the formation of the Company, and (x) proposed resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Common Stock.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and that all certificates issued by public officials have been properly issued. In addition, we have assumed (i) the formation transaction will have been completed as described in the Registration Statement, (ii) the Certificate of Incorporation will have been filed with the Secretary of State of the State of Delaware, (iii) the Certificate of Incorporation and Bylaws will have become effective substantially in the form of the documents filed as exhibits to the Registration Statement and (iv) the Registration Statement will have been declared effective by the Commission.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth in this letter, it is our opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Underwriting Agreement has been duly executed and delivered, (iii) the Form N-54 is filed with the Commission and becomes effective; and (iv) certificates representing the Common Stock in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the Company and an authorized officer of the transfer agent for the Shares and registered by such transfer agent, and have been delivered to and paid for by the

Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Common Stock will have been duly authorized, and the Common Stock will be validly issued, fully paid and nonassessable.
     The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

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